PLAN OF MERGER

                                       AND

                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                 August 14, 1998

                                  by and among

                                 PENTACON, INC.,

                      PENTACON AEROSPACE ACQUISITION, INC.,

                               THE STOCKHOLDERS OF
                  WEST COAST AERO PRODUCTS HOLDING CORP., INC.

                                       and

                           STEVE RIGGS AND JOEL JACKS

                                TABLE OF CONTENTS


ARTICLE I

         THE MERGER...............................................................................................2
         Section 1.1       The Merger.............................................................................2
         Section 1.2       Effective Time of the Merger...........................................................2
         Section 1.3       Conversion of Shares...................................................................2
         Section 1.4       Surrender and Payment..................................................................3
         Section 1.5       Lost Stock Certificates................................................................3
         Section 1.6       Certificate of Incorporation...........................................................3
         Section 1.7       Bylaws.................................................................................3
         Section 1.8       Directors and Officers.................................................................3

ARTICLE II

         SALE AND PURCHASE OF STOCK...............................................................................4
         Section 2.1       Sale and Purchase......................................................................4
         Section 2.2       Purchase Price.........................................................................4
         Section 2.3       Surrender and Payment..................................................................4

ARTICLE III

         REPRESENTATIVE...........................................................................................4
         Section 3.1       Authority..............................................................................4
         Section 3.2       Allocation of Funds....................................................................4

ARTICLE IV

         CLOSING..................................................................................................5
         Section 4.1       Closing................................................................................5
         Section 4.2       Documents to be Delivered in Connection with the Merger
                           and Stock Purchase at the Closing......................................................5
         Section 4.3       Additional Conditions to Closing.......................................................7

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE WEST COAST
         STOCKHOLDERS AND THE ASI SELLERS.........................................................................8
         Section 5.1       Organization and Qualification.........................................................9
         Section 5.2       Capitalization; Ownership..............................................................9
         Section 5.3       Authorization.........................................................................10
         Section 5.4       Consents and Approvals; No Violation..................................................10



         Section 5.5       Affiliate Relationships...............................................................11
         Section 5.6       Financial Statements..................................................................11
         Section 5.7       Undisclosed Liabilities...............................................................11
         Section 5.8       Accounts and Notes Receivables........................................................11
         Section 5.9       Assets................................................................................11
         Section 5.10      Material Contracts, Commitments and Customers.........................................13
         Section 5.11      Operating Authority...................................................................13
         Section 5.12      Bank Account Information..............................................................13
         Section 5.13      Litigation; Orders....................................................................14
         Section 5.14      Labor Matters.........................................................................14
         Section 5.15      Compliance with Laws..................................................................14
         Section 5.16      Insurance.............................................................................14
         Section 5.17      Environmental Matters.................................................................14
         Section 5.18      Taxes.................................................................................15
         Section 5.19      Employee Benefit Plans................................................................16
         Section 5.20      Brokerage Fees and Commissions........................................................17
         Section 5.21      No Warranties or Insurance............................................................17
         Section 5.22      Relations with Governments............................................................17
         Section 5.23      Absence of Changes....................................................................17
         Section 5.24      Year 2000.............................................................................18
         Section 5.25      Disclosure............................................................................19

ARTICLE VI

         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
         STOCKHOLDERS............................................................................................19
         Section 6.1       Authority; Ownership; Validity of Obligations.........................................19
         Section 6.2       Preemptive Rights.....................................................................19

ARTICLE VII

         REPRESENTATIONS AND WARRANTIES OF PENTACON..............................................................20
         Section 7.1       Organization and Qualification........................................................20
         Section 7.2       Authorization.........................................................................20
         Section 7.3       Consents and Approval; No Violation...................................................20

ARTICLE VIII

         ADDITIONAL COVENANTS AND AGREEMENTS.....................................................................21
         Section 8.1       Reasonable Best Efforts...............................................................21
         Section 8.2       Public Announcements..................................................................21
         Section 8.3       Expenses..............................................................................21
         Section 8.4       Repayment of Related Party Indebtedness...............................................22




         Section 8.5       Conduct of Business by the Company Pending the Closing................................22
         Section 8.6       Compliance with the Hart-Scott-Rodino Antitrust Improvements
                           Act of 1976 (the "Hart-Scott-Rodino Act").............................................23
         Section 8.7       Records...............................................................................23
         Section 8.8       West Coast North......................................................................24

ARTICLE IX

         INDEMNIFICATION.........................................................................................24
         Section 9.1       Indemnification by the Stockholders...................................................24
         Section 9.2       Indemnification Related to West Coast North...........................................25
         Section 9.3       Indemnification by Pentacon...........................................................25
         Section 9.4       Indemnification Proceedings...........................................................25
         Section 9.5       Provisions Relating to Indemnification................................................26
         Section  9.6      Limitation Upon Indemnity.............................................................27
         Section 9.7       Update to Schedules...................................................................28
         Section 9.8       INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE...........................................28
         Section 9.9       Reimbursement.........................................................................28
         Section 9.10      No Third Party Beneficiaries..........................................................28

ARTICLE X

         NONCOMPETITION COVENANTS................................................................................29
         Section 10.1      Prohibited Activities.................................................................29
         Section 10.2      Equitable Relief......................................................................29
         Section 10.3      Reasonable Restraint..................................................................29
         Section 10.4      Material and Independent Covenant.....................................................30

ARTICLE XI

         NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................30
         Section 11.1      General...............................................................................30
         Section 11.2      Equitable Relief......................................................................30
         Section 11.3      Non-Public Information................................................................30
         Section 11.4      Survival..............................................................................31

ARTICLE XII

         TERMINATION.............................................................................................31
         Section 12.1      Termination...........................................................................31
         Section 12.2      Termination by Stockholders...........................................................31
         Section 12.3      Effect of Termination.................................................................32




ARTICLE XIII

         MISCELLANEOUS...........................................................................................32
         Section 13.1      Governing Law.........................................................................32
         Section 13.2      Entire Agreement......................................................................32
         Section 13.3      Notices...............................................................................32
         Section 13.4      Successors and Assigns................................................................33
         Section 13.5      Headings; Definitions.................................................................33
         Section 13.6      Amendments and Waivers................................................................33
         Section 13.7      Agreement for the Parties' Benefit....................................................34
         Section 13.8      Severability..........................................................................34
         Section 13.9      Jurisdiction..........................................................................34
         Section 13.10     Waiver of Jury Trial..................................................................34
         Section 13.11     Specific Performance..................................................................34
         Section 13.12     Counterparts; Effectiveness...........................................................35
         Section 13.13     Definitions and Usage.................................................................35


                             EXHIBITS AND SCHEDULES

         Exhibit A           Form of Opinion of Counsel to West Coast Stockholders and ASI Sellers
         Exhibit B           Form of Certificate and Release to West Coast Stockholders
         Exhibit C-1         Form of Certificate of Stockholders
         Exhibit C-2         Form of Certificate of the Company
         Exhibit D           Form of Opinion of Counsel to Pentacon
         Exhibit E           Form of Certificate of the Secretary of Pentacon
         Exhibit F           Form of Certificate and Release for ASI Sellers
         Exhibit G           Form of Certificate of ASI Officers

         Schedule 4.3(a)     Suppliers
         Schedule 5.1        Organization and Qualification of Company and Subsidiaries
         Schedule 5.2(a)     Ownership of Company Shares
         Schedule 5.2(b)     Ownership of ASI Stock
         Schedule 5.2(c)     Subsidiary Corporate History, Subsidiary Stock, Other Securities
                                    and Non-Corporate Entity Participation
         Schedule 5.4        Company Consents and Approvals; No Violation
         Schedule 5.5        Affiliate Relationships
         Schedule 5.6        Company Financial Statements
         Schedule 5.7        Company Undisclosed Liabilities
         Schedule 5.8        Company Accounts and Notes Receivables
         Schedule 5.9        Company Assets
         Schedule 5.10       Material Contracts, Commitments and Customers
         Schedule 5.11       Company Operating Authority
         Schedule 5.12       Company Bank Account Information
         Schedule 5.13       Company Litigation; Orders
         Schedule 5.14       Company Labor Agreements
         Schedule 5.16       Company Insurance
         Schedule 5.17       Company Disposal Sites
         Schedule 5.18       Company Taxes
         Schedule 5.19       Company Employee Benefit Plans
         Schedule 5.20       Company Brokerage Fees and Commissions
         Schedule 5.21       Warranties or Insurance
         Schedule 5.23       Absence of Changes
         Schedule 8.4        Repayment of Advances, Receivables and Loans
         Schedule 8.5        Conduct of Business by the Company Pending the Closing
         Schedule 13.13      Seller Notes


                   PLAN OF MERGER AND STOCK PURCHASE AGREEMENT

                  PLAN OF MERGER AND STOCK PURCHASE AGREEMENT ("Agreement") dated as of August 14, 1998 among Pentacon, Inc., a Delaware corporation ("Pentacon"), Pentacon Aerospace Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Pentacon ("Acquisition Sub"), West Coast Aero Products Holding Corp., Inc., a Delaware corporation (the "Company"), the common stockholders of the Company set forth on the signature page hereto ("West Coast Stockholders"), Steve Riggs and Joel Jacks (the "ASI Sellers"), who are stockholders of ASI Aerospace Group, Inc., a Delaware corporation ("ASI") (the ASI Sellers, together with the West Coast Stockholders, the "Stockholders") and Howard Davidoff, as the Representative (as defined below).

                                    RECITALS:

          WHEREAS, Pentacon and the West Coast Stockholders desire to enter into a merger transaction pursuant to which Acquisition Sub merges with and into the Company, upon the terms and conditions hereinafter set forth;

          WHEREAS, the ASI Sellers desire to sell to Pentacon the shares of ASI common stock owned by them (the "ASI Stock"), and Pentacon desires to purchase the capital stock of the Company and such ASI Stock, upon the terms and conditions hereinafter set forth;

          WHEREAS, Acquisition Sub is a corporation duly organized and existing under the laws of the State of Delaware, having been formed solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of Pentacon;

          WHEREAS, the respective boards of directors of Acquisition Sub and the Company deem it advisable and in the best interests of the respective corporations and their respective stockholders that the Acquisition Sub merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware;

          WHEREAS, as of the date hereof, the West Coast Stockholders own all of the outstanding common stock of the Company (the "Company Stock");

          WHEREAS, as of the date hereof, the Company owns shares of ASI common stock representing a 88.5% interest in ASI and the ASI Sellers own, and as of the Closing Date the ASI Sellers will own the ASI Stock representing a 11.5% interest in ASI; and

          WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the meanings for all purposes of this Agreement set forth in Section
13.13 below.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. At the Effective Time (as hereinafter defined) and upon the delivery of the documents listed in Section 4.2, Acquisition Sub shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Acquisition Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in certificate of merger, in a form mutually acceptable to Pentacon and the Company, to be filed with the Secretary of State of the State of Delaware in accordance with Delaware Law (the "Certificate of Merger"). The Certificate of Merger shall be filed simultaneously with or as soon as practicable after the closing of the transactions contemplated by Articles I and II hereof. The parties shall, subject to the provisions hereof and to the fiduciary duties of their respective boards of directors, use all reasonable efforts to consummate the Merger, as soon as practicable. The West Coast Stockholders agree to execute a plan of merger (the "Plan of Merger") summarizing those provisions of this Agreement which are required to be set forth with the Certificate of Merger pursuant to the Delaware Corporation Laws and to attach such Plan of Merger to the Certificate of Merger to be filed with the Secretary of State of Delaware. From and after the Effective Time, the Surviving Corporation shall possess all the rights, assets, powers, privileges, and franchises and be subject to all of the obligations, liabilities, restrictions, and disabilities of the Company and Acquisition Sub, all as provided under Delaware law.

          Section 1.3 Conversion of Shares. At the Effective Time (i) each outstanding share of common stock of the Company outstanding immediately prior to the Effective Time shall be converted into the right to receive, an amount in cash equal to: (A) $86,400,000, less, (B) the sum of: (1) the Bank Debt (as hereinafter defined); plus (2) the amount (including accrued dividends) required to be paid by the Company and/or its Subsidiaries to redeem all of the Company's preferred stock and warrants and ASI's shares of preferred stock outstanding immediately prior to the Effective Time, which shall be paid by Buyer to Representative at the Closing (collectively, the "Redemption Amount"); plus (3) all principal and interest outstanding as of April 30, 1998, plus any increase in such indebtedness (including accrued interest) through the Effective Time in respect of the Seller Notes (as hereinafter defined), which shall be paid by Buyer at Closing; plus (4) all principal and interest outstanding as of April 30, 1998, plus any increase in such indebtedness (including accrued interest) through the Effective Time in respect of any indebtedness owing by the Company or any of the Subsidiaries to any Stockholder or any Affiliate thereof, which shall be paid by Buyer at the Closing (collectively, the "Stockholder Loan Amount"); plus (5) $1,834,156.40 which is the estimated amount of federal, state or other Taxes payable by the Company or any of its Subsidiaries for the period through December 31, 1997, arising out of or in connection with the spin-off or disposition of the West Coast North (as defined below) capital stock to the West Coast Stockholders prior to the Closing (the "North Reduction Amount"); plus (6) the ASI Stock Purchase

Consideration (as hereinafter defined) (the aggregate amount computed by subtracting (B) above from subsection (A) above being referred to herein as the "West Coast Merger Consideration"), divided by (C) the number of outstanding shares of common stock of the Company outstanding immediately prior to the
Effective Time, and (ii) the shares of Acquisition Sub's common stock outstanding immediately prior to the Effective Time shall be converted into 1,000 outstanding shares of capital stock of the Surviving Corporation.

          Section 1.4 Surrender and Payment. At the Effective Time, (i) the West Coast Stockholders will deliver to Pentacon the stock certificates listed on
Schedule 5.2(a) (the "West Coast Stock Certificates") representing all of the outstanding shares of Company Stock, and (ii) the holders of Company Preferred Shares will deliver the stock certificates representing all of the outstanding shares of Company Preferred Stock and (iii) the holders of warrants issued by the Company will deliver to Pentacon the original Company warrants, and Pentacon will deliver to the Representative, in exchange therefor, payment of the West Coast Merger Consideration by wire transfer of immediately available funds. The West Coast Stock Certificates and certificates representing the Company Preferred Shares will be duly endorsed (or accompanied by duly executed stock powers) with all necessary transfer tax and other revenue stamps, acquired at the West Coast Stockholders' and holders of Company Preferred Shares' expense, affixed. The West Coast Stockholders and holders of Company Preferred Shares agree promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Stock or Company Preferred Shares or with respect to the stock powers accompanying any Company Stock or Company Preferred Shares.

          Section 1.5 Lost Stock Certificates. If any stock certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such stock certificate to be lost, stolen, or destroyed, Pentacon will issue in exchange for such lost, stolen, or destroyed stock certificate the West Coast Merger Consideration to be paid in respect of the shares represented by such stock certificates as contemplated by this
Article I.

          Section 1.6 Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

          Section 1.7 Bylaws. The bylaws of the Acquisition Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          Section 1.8 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Acquisition Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE II

                           SALE AND PURCHASE OF STOCK

          Section 2.1 Sale and Purchase. Upon the terms and subject to the conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, on the Closing Date (as hereinafter defined), the ASI Sellers shall sell, convey, transfer, assign and deliver the ASI Stock to Pentacon, and Pentacon shall purchase and accept the ASI Stock from the ASI Sellers (the "ASI Stock Purchase").

          Section 2.2 Purchase Price. The aggregate purchase price for the ASI Stock shall be total cash in the amount of $7,347,092 (the "ASI Stock Purchase Consideration")

          Section 2.3 Surrender and Payment. At the Closing, (i) the ASI Sellers will deliver to Pentacon the stock certificates listed on Schedule 4.2(b) (the "ASI Stock Certificates") representing the ASI Sellers' outstanding shares of ASI Stock, and (ii) the holders of ASI Preferred Shares will deliver to Pentacon the stock certificates representing the ASI Preferred Shares and Pentacon will deliver, in exchange therefor, the ASI Stock Purchase Consideration to the Representative. The stock certificates will be duly endorsed (or accompanied by duly executed stock powers) with all necessary transfer tax and other revenue stamps, acquired at the ASI Sellers' or holders of the ASI Preferred Shares' expense, affixed. The ASI Sellers and holders of the ASI Preferred Shares agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such ASI Stock or ASI Preferred Shares or with respect to the stock powers accompanying any ASI Stock.

                                   ARTICLE III

                                 REPRESENTATIVE

          Section 3.1 Authority. The Representative represents and warrants as of the Closing he will be duly appointed as the Representative for and on behalf of each of the West Coast Stockholders, West Coast Preferred Stockholders, West Coast Warrant Holders, ASI Sellers and ASI Preferred Stockholders for purposes of receiving and allocating payments to such persons in accordance with Section 4.2(b) below.

          Section 3.2 Allocation of Funds. The Representative covenants and agrees to allocate the West Coast Merger Consideration, the ASI Stock Purchase Consideration, the Redemption Amount and the Stockholder Loan Amount to the West Coast Stockholders, West Coast Preferred Stockholders, West Coast Warrantholders, ASI Sellers and ASI Preferred Stockholders in such manner to effect full payment for and redemption and cancellation of all equity interests (including warrants) and indebtedness of the Company and ASI held by such persons.

                                   ARTICLE IV

                                     CLOSING

          Section 4.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as promptly as practicable (and in any event within five days) following the date on which the last of the conditions set forth in Section 4.3 is fulfilled or waived at the offices of Andrews & Kurth L.L.P., 4200 Chase Tower, 600 Travis, Houston, Texas 77002, or such other place as Pentacon and the Stockholders may agree (the "Closing Date").

          Section 4.2 Documents to be Delivered in Connection with the Merger and Stock Purchase at the Closing.

          (a) At the Closing, the Company and the West Coast Stockholders will deliver to Pentacon:

               (i) an opinion of counsel to the West Coast Stockholders in the form attached hereto as Exhibit A;

               (ii) a Certificate of the Secretary of the Company certifying the corporate charter, bylaws and resolutions of the Company;

               (iii) a Certificate and Release executed by the West Coast Stockholders, the West Coast Preferred Stockholders and the West Coast Warrantholders in the form attached hereto as Exhibit B;

               (iv) a Certificate executed by the Company in the form attached hereto as Exhibit C-1 and a Certificate executed by the West Coast Stockholders in the form attached hereto as Exhibit C-2;

               (v) the resignations of the directors of the Company;

               (vi) the minute book, corporate seal and stock records of the Company;

               (vii) Certificate of Merger and Plan of Merger in a form required to be filed in the office of the Secretary of State of the State of Delaware to effect the Merger;

               (viii) a completed Form W-9 for each West Coast Stockholder, West Coast Preferred Stockholder and West Coast Warrant- holder; and

               (ix) copies of the power of attorney or other documentation appointing the Representative as the agent and representative of the West Coast Stockholders, West Coast Preferred Stockholders and West Coast Warrantholders.

          (b) At the Closing, Pentacon will deliver to the Representative, by wire transfer of immediately available funds, the (i) West Coast Merger Consideration, (ii) the ASI Stock Purchase Consideration, (iii) the Redemption Amount and (iv) the Stockholder Loan Amount.

          (c)  At  the  Closing,   Pentacon  will  deliver  to  the  West  Coast
     Stockholders:

               (i) an opinion of Bruce Taten, Esq., Senior Vice President and General Counsel and Secretary of Pentacon in the form attached hereto as Exhibit D; and

               (iii) a Certificate of the Secretary of Pentacon in the form attached hereto as Exhibit E.

          (d) At the Closing, the ASI Sellers will deliver to Pentacon:

               (i) ASI Stock Certificates endorsed in blank with respect to the ASI Stock;

               (ii) an opinion of counsel to the ASI Sellers in the form attached hereto as Exhibit A;

               (iii) a Certificate of the Secretary of ASI certifying the corporate charter, bylaws and resolutions of ASI;

               (iv) a Certificate and Release executed by the ASI Sellers and ASI Preferred Stockholders in the form attached hereto as Exhibit F;

               (v) a Certificate executed by the ASI Sellers in the form attached hereto as Exhibit F;

               (vi) the minute book, corporate seal and stock records of ASI; and

               (vii) a completed Form W-9 for each ASI Seller and ASI Preferred Stockholder.

          (e) At the Closing, Pentacon will deliver to the ASI Sellers:

               (i) an opinion of Bruce M. Taten, Senior Vice President and General Counsel of Pentacon in the form attached hereto as Exhibit D; and

               (ii) a Certificate of the Secretary of Pentacon in the form of Exhibit E attached hereto.

          Section 4.3 Additional Conditions to Closing.

          (a) Unless waived by Pentacon in writing, the obligations of Pentacon and Acquisition Sub to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

               (i) the Company and the Stockholders shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, except for changes permitted by this Agreement, and Pentacon shall have received a Certificate to that effect;

               (ii) since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a Company Material Adverse Effect;

               (iii) all governmental waivers, consents, orders and approvals legally required for the consummation of the transactions contemplated by this Agreement, including, by way of example only and without limitation, filings required under the Hart- Scott-Rodino Act, shall have been obtained and be in effect at the Closing Date except for such waivers, consents, orders and approvals the failure of which to have been obtained would not have a Company Material Adverse Effect;

               (iv) the Company shall have obtained all of the consents and approvals identified on Schedule 5.4;

               (v) the suppliers identified in Schedule 4.3(a) shall have delivered to Pentacon and Acquisition Sub a written consent to the Merger;

               (vi) the Company shall have entered into employment contracts and non-competition agreements in form satisfactory to Pentacon with Steve Riggs, Dennis Catallo, Robert Santos, Mike Constantino, and Steve Green;

               (vii) there shall be no actions, suits, arbitrations or proceedings pending or threatened, before any court or Governmental Authority challenging or affecting the right of the parties to execute and deliver this Agreement or any related agreements hereunder, to consummate the transactions contemplated herein or to take any other action required hereunder to consummate the transaction contemplated herein; and

               (viii) the spin-off or disposition of the capital stock of West Coast North to the stockholders of the Company shall have been consummated in a manner reasonably satisfactory to Pentacon.

          (b) Unless waived by the West Coast Stockholders and the ASI Sellers in writing, the obligations of the West Coast Stockholders to effect the Merger and the ASI Sellers to effect the ASI Stock Purchase shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

               (i) Pentacon shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Pentacon contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, except for changes expressly permitted by this Agreement, and the Company shall have received a Certificate to that effect;

               (ii) since the date hereof, there shall have been no changes that constitute, and no event or events (including, without limitation, litigation developments) shall have occurred which have resulted in or constitute, a Pentacon Material Adverse Effect; and

               (iii) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and ASI Stock Purchase, including, by way of example only and without limitation, filings required under the Hart-Scott-Rodino Act, shall have been obtained and be in effect at the Closing Date except for such waivers, consents, orders and approvals the failure of which to have been obtained would not have a Pentacon Material Adverse Effect.

               (iv) there shall be no actions, suits, arbitrations or proceedings pending or threatened, before any court or Governmental Authority challenging or affecting the right of the parties to execute and deliver this Agreement or any related agreements hereunder, to consummate the transactions contemplated herein or to take any other action required hereunder to consummate the transaction contemplated herein.

                                    ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF THE WEST COAST STOCKHOLDERS
                               AND THE ASI SELLERS

                  Each of the West Coast Stockholders and ASI Sellers (each individually a "Stockholder" and collectively the "Stockholders"), jointly and severally, represent and warrant to Pentacon as follows:

          Section 5.1 Organization and Qualification. The Company, and each of its (direct or indirect) subsidiaries, if any, listed on Schedule 5.1 of the Disclosure Schedule delivered in connection with this Agreement (the "Disclosure Schedule") (the "Subsidiaries"), is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted. The

Company, and each of the Subsidiaries, is duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary except where such failure would not have a Company Material Adverse Effect. Schedule 5.1 of the Disclosure Schedule contains a list of all Subsidiaries and of all jurisdictions in which the Company and each of the Subsidiaries is authorized or qualified to do business. The Company has heretofore delivered to Pentacon true and complete copies of the articles of incorporation and bylaws of the Company and each of the Subsidiaries, in each instance including any amendments thereto, as currently in effect.

          Section 5.2 Capitalization; Ownership. (a) The authorized capital stock of the Company consists of (i) 1,500 shares of Company Stock, of which 900 shares of Company Stock are issued and outstanding (the "Company Shares"), and
(ii) 1,500 shares of Company Preferred Stock, of which 1,150 shares of Company Preferred Stock are issued and outstanding (the "Company Preferred Shares"). The Company Shares and Company Preferred Shares are all of the issued and outstanding shares of capital stock of the Company and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights other than such rights as might exist by operation of law. Except as disclosed in Schedule 5.2(a) of the Disclosure Schedule there are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character (any of the foregoing, a "Commitment") obligating the Company to issue any additional shares of capital stock of the Company, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Company. The West Coast Stockholders own the respective number of shares of Company Stock set forth on Schedule 5.2 (a) of the Disclosure Schedule, free and clear of all Liens. Each of the West Coast Stockholders has full legal right, power and authority to exchange, assign and transfer or cause to be exchanged, assigned or transferred their respective shares of Company Stock. The delivery to Pentacon of the Company Shares pursuant to the terms of this Agreement will transfer good and valid title thereto, free and clear of all Liens.

          (b) The authorized capital stock of each of the Subsidiaries consists of the number and type of shares of capital stock set forth on Schedule 5.2(c) of the Disclosure Schedule (collectively, "Subsidiary Stock"). Schedule 5.2(c) of the Disclosure Schedule also sets forth the number and type of shares of Subsidiary Stock which are issued and outstanding (collectively, "Subsidiary Shares"), the securities of any other corporation owned by the Company or any of the Subsidiaries, as well as the names of any joint venture, partnership or other noncorporate entity in which the Company or any of the Subsidiaries is a participant. The Subsidiary Shares are all of the issued and outstanding shares of capital stock of the Subsidiaries and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights other than such rights as might exist by operation of law. Also set forth in Schedule 5.2(c) of the Disclosure Schedule is a listing of all names under which the Company and the Subsidiaries have done business, as well as the names of all predecessors of the Company and the Subsidiaries, including the names of any entities from whom the Company or the Subsidiaries previously acquired significant assets. There are not, as of the date hereof, any Commitments obligating any of the Subsidiaries to issue any additional shares of capital stock of any such Subsidiaries, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of any such Subsidiary. The Company and the ASI Sellers, respectively, own the respective number of shares of ASI Stock set forth on Schedule 5.2(b) of the Disclosure Schedule attached hereto, free and clear of any Liens.

          Section 5.3 Authorization. (a) The Company has the requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The West Coast Stockholders and the Board of Directors of the Company have by written consent or by resolutions duly adopted (i) determined that participating in the Merger is in the best interests of the Company and its stockholders and (ii) approved this Agreement and the transactions set forth herein. No other corporate proceedings on the part of the Company or the West Coast Stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company and the West Coast Stockholders of the transactions contemplated hereby.

          (b) Each of the ASI Sellers has full legal right, power and authority to exchange, assign and transfer or cause to be exchanged, assigned or transferred their respective shares of ASI Stock. The delivery to Pentacon of the ASI Stock will transfer good and valid title thereto, free and clear of all Liens.

          (c) This Agreement has been duly authorized, executed, and delivered by the Company and the Stockholders and constitutes the valid and binding obligation of the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application with respect to creditors, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

          Section 5.4 Consents and Approvals; No Violation. Except as set forth in Schedule 5.4 of the Disclosure Schedule, including, without limitation, those filings required pursuant to the Hart-Scott-Rodino Act, neither the execution and delivery of this Agreement by the Company or the Stockholders, nor the consummation by the Company or the Stockholders of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any material contract, commitment or similar agreement to which the Company or any of the Subsidiaries is a party; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, any of the Subsidiaries, or any of their respective assets.

          Section 5.5 Affiliate  Relationships.  Except as set forth on Schedule
5.5 of the Disclosure Schedule, none of the Stockholders nor any Affiliate of any of the Stockholders, and no director, officer, employee or agent of or consultant to the Company or any of the Subsidiaries, owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which is used in connection with any property, asset or right owned by the Company or any of the Subsidiaries or which the Company or any of the Subsidiaries is operating or using or the use of which is necessary for its business. Also included in Schedule 5.5 of the Disclosure Schedule is disclosure of any business relationships which any of the Stockholders have, or any director, officer, employee, or agent of or consultant to the Company (other than sales representatives) or any of the Subsidiaries has, with any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, supplier or customer of the Company or any of the Subsidiaries.

          Section 5.6 Financial Statements. Pentacon has been provided with the Financial Statements of the Company and the Subsidiaries as reflected on
Schedule 5.6 of the Disclosure Schedule including, without limitation, the consolidated balance sheet of the Company and the Subsidiaries dated April 30, 1998 (the "April Balance Sheet") (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations, of the Company and the Subsidiaries for the periods covered thereby in accordance with United States generally accepted accounting principles, consistently applied ("GAAP").

          Section 5.7 Undisclosed  Liabilities.  Except as set forth on Schedule
5.7 of the Disclosure Schedule or as reflected, reserved against, or otherwise disclosed in the Financial Statements, except as incurred in the ordinary course of business (including Taxes accrued in the ordinary course of business) neither the Company nor any of the Subsidiaries had as of April 30, 1998, at the date of the unaudited balance sheet (the "Balance Sheet Date") and do not have, at the date hereof, any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise which are of a nature required to be reflected on a balance sheet prepared in accordance with GAAP.

          Section 5.8 Accounts and Notes Receivables. Schedule 5.8 of the Disclosure Schedule sets forth an accurate list as of the Balance Sheet Date and as of July 31, 1998, of the accounts and notes receivable of the Company and the Subsidiaries, including receivables from and advances to employees of the Company, employees of the Subsidiaries and the Stockholders. Included in
Schedule 5.8 of the Disclosure Schedule is an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company and the Subsidiaries which are classified as current assets on the books and records of the Company and its subsidiaries are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, are collectible and need not be written-off as uncollectible.

          Section 5.9 Assets. Schedule 5.9 of the Disclosure Schedule sets forth an accurate list of all real and personal property included in "property and equipment" on the April Balance Sheet and its Subsidiaries as of the Balance Sheet Date and all other tangible assets with a value in excess of $5,000 (i) owned by the Company or its Subsidiaries as of the Balance Sheet Date and (ii) acquired by the Company or its Subsidiaries since the Balance Sheet Date, including in each case, complete copies of leases for significant equipment and for all real property currently leased by the Company or the Subsidiaries and descriptions of all real property currently owned, leased or used by the Company or the Subsidiaries in the operation of the business of the Company and the

Subsidiaries are situated. Except as specifically identified on Schedule 5.9 of the Disclosure Schedule, all of the tangible assets, vehicles and other significant machinery and equipment of the Company and the Subsidiaries listed on Schedule 5.9 of the Disclosure Schedule are in working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with commercially reasonable practices, provided that with respect to property leased pursuant to any lease which property is required to be maintained by lessor thereunder, such representation is made only to the extent of the Company's knowledge. All fixed assets used by the Company and the Subsidiaries that are material to the operation of the Company's and the Subsidiaries' business are either owned by the Company or the Subsidiaries or leased under an agreement identified on Schedule 5.9 of the Disclosure Schedule. All leases set forth on
Schedule 5.9 of the Disclosure Schedule are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based on public policy.

          Schedule 5.9 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Company and the Subsidiaries. Schedule 5.9 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company and the Subsidiaries has devoted any significant effort or expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or the Subsidiaries would require additional expenditures of capital.

          The Company and the Subsidiaries have good and indefeasible title to or with respect to leased properties has valid leasehold interest in the tangible and intangible personal property and the real property owned and used in their business, including the properties identified on Schedule 5.9 of the Disclosure Schedule, subject to no Lien, except for (i) Liens reflected on
Schedule 5.9 of the Disclosure Schedule, (ii) Liens for current taxes not yet payable or being contested in good faith and disclosed in Schedule 5.9, (iii) Liens disclosed on the Financial Statements or pursuant to this Agreement or the Schedules hereto, (iv) rights of owners of real property to fixtures and leasehold improvements, (v) Liens, deposits or pledges to secure the performance of contracts, leases or other obligations arising in the ordinary course of business, and (vi) purchase-money liens or Liens incurred in connection with any conditional sale or other title retention agreement or any lease, (vii) Liens which do not materially detract from the value of the property or assets as now used, or materially interfere with the use of such property or assets and (viii) assessments not in default, (ix) easements for utilities serving only the property, and (x) easements, covenants and restrictions and other exceptions to title shown of record in the appropriate public records in the jurisdictions in which the properties, assets and leasehold estates are located, which do not adversely affect the Company's or the Subsidiaries' use of the property.

          Section 5.10 Material Contracts,  Commitments and Customers.  Schedule
5.10 of the Disclosure Schedule sets forth an accurate list as of the Balance Sheet Date of (a) all material contracts, commitments and similar agreements to which the Company or any of the Subsidiaries is a party or by which they or any of their property is bound including, without limitation, those contracts which involve payment obligation of the Company in excess of $25,000 per annum and the Stockholders have delivered true and complete copies of such agreements to Pentacon and (b) all customers representing 5% or more of the Company's and the Subsidiaries' revenues, taken as a whole, in any of the periods covered by the Company Audited Financial Statements or the Company Unaudited Financial Statements. Except as disclosed on Schedule 5.10 of the Disclosure Schedule, none of such contracts or agreements unduly burdens or restricts the Company or any of the Subsidiaries in the ordinary course of its business. Except to the extent set forth on Schedule
5.10 of the Disclosure Schedule, (i) the Company and the Subsidiaries have complied with, in all material respects, all material commitments and obligations and are not in default in any material respects under any such contracts and agreements and no notice of default has been received and (ii) none of the Company's or the Subsidiaries' customers listed pursuant to (b) above has canceled or substantially reduced or has notified the Company in writing of its intent to cancel or substantially reduce its use of the Company's products or services. Except as set forth on Schedule 5.10 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is now, nor has been in the last two years, a party to any contracts subject to price redetermination or renegotiation.

          Section 5.11 Operating Authority. The Company and each of the Subsidiaries, as applicable, possess all material governmental licenses, permits, franchises, and other authorizations of any Governmental Authority ("Licenses") that are necessary to the ownership or operation of their business as currently conducted, and all such Licenses are in full force and effect, in all material respects, and neither the Company nor any of the Subsidiaries is in default in any material respect relating thereto. No proceeding is pending or, to the Stockholders' Knowledge, is threatened seeking the revocation or limitation of any such License.

          Schedule 5.11 of the Disclosure Schedule sets forth an accurate list and summary description as of the Balance Sheet Date of all Licenses, certificates, trademarks, trade names, patents, patent applications and registered copyrights related to the assets owned or held by the Company or the Subsidiaries.

          Section 5.12 Bank Account Information. Schedule 5.12 of the Disclosure Schedule contains an accurate list of the names and addresses of every bank and other financial institution in which Company or any of the Subsidiaries maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and Persons having signature authority or legal access thereto.

          Section 5.13 Litigation; Orders. Except as set forth on Schedule 5.13 of the Disclosure Schedule, as of the date hereof, there are no Actions pending or, to the Stockholders' Knowledge, threatened against the Company or any of the Subsidiaries or that would prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.13 of the Disclosure Schedule, as of the date hereof and the Closing Date there are no judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or any of the Subsidiaries or that would prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

          Section 5.14 Labor Matters. Except as set forth on Schedule 5.14 of the Disclosure Schedule, there are no agreements with labor unions or associations representing employees of the Company or any of the Subsidiaries. No work stoppage against the Company or any of the Subsidiaries is pending or, to the Stockholders' Knowledge, threatened. Neither the Company nor any of the Subsidiaries is involved in or, to the Stockholders' Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Company or the Subsidiaries (excluding routine workers' compensation claims).

          Section 5.15 Compliance with Laws. The conduct of the business by the Company and each of the Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, or decrees applicable thereto (other than Environmental Laws which are governed solely by Section 5.17), except where failure to comply with any such statutes, laws, regulations, ordinances, rules, judgments, orders or decrees would not, in the aggregate, have a Company Material Adverse Effect.

          Section 5.16 Insurance. Schedule 5.16 of the Disclosure Schedule sets forth a list of all insurance policies issued in favor of the Company and the Subsidiaries which relate to their businesses, and all such policies are currently in force and effect. True and complete copies of all such policies have been delivered to Pentacon. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its material contracts and other agreements and pursuant to all applicable laws, and, in the reasonable judgment of the Company's management, provide adequate coverage against the risks involved in the Company's business. All of such insurance policies are currently in full force and effect and are scheduled to remain in full force and effect through the Closing Date. Since January 1, 1995, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

          Section 5.17 Environmental Matters. The Company and the Subsidiaries are in compliance with all applicable Environmental Laws except where such noncompliance would not have a Company Material Adverse Effect. Without limitation of the foregoing, there are no existing, pending or, to the Stockholders' Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any Governmental Authority relating to any Environmental Laws with respect to the Company or any of the Subsidiaries. All notices, permits, or similar authorizations, if any, required to be obtained or filed in connection with the operations of the Company or the Subsidiaries, including, without limitation, treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except where such failure would not result in a Company Material Adverse Effect. The term "release" has the meaning specified in CERCLA (as hereinafter defined), and the term "disposal" (or "disposed") has the meaning specified in RCRA (as hereinafter defined). For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment in effect on the date of this Agreement in any and all jurisdictions in which the Company or any of the Subsidiaries operate, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other material environmental protection laws in effect on the date of this Agreement and the Closing Date. Schedule 5.17 of the Disclosure Schedule lists all disposal sites which the Company and the Subsidiaries have utilized as of the Balance Sheet Date.

          Section 5.18 Taxes. (a) (i) Except as set forth on Schedule 5.18 of the Disclosure Schedule, the Company and each of the Subsidiaries have filed when due (taking into account any extensions) all Company Returns required to be filed prior to the Effective Time by the Company and its Subsidiaries with any taxing authority, and have, except for Taxes (as hereinafter defined) that are being contested in good faith and set forth on Schedule 5.18 of the Disclosure Schedule, timely paid and discharged all Tax obligations shown thereon, (ii) the Company Returns are correct, complete and accurate in all material respects, and are not subject to penalties under the Code, relating to accuracy-related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law, and (iii) neither the Company nor any of the Subsidiaries has received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, nor has either of them executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other governmental body any agreement now in effect extending the period for assessment or collection of any Taxes against the Company or any of the Subsidiaries. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, levies, or other like assessments, customs, duties, imposts, charges, or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to any such Tax, including penalties for the failure to file any Tax return or report.

          (b) Except for the group of which the Company is currently the parent, neither the Company nor any of the Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

          Section 5.19 Employee Benefit Plans. Schedule 5.19 of the Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Company Welfare Plan"), stock option, stock purchase, incentive, deferred compensation plans or arrangements, vacation, change in control, stay-on bonus plans or arrangements, and other material employee compensation and fringe benefit plans or agreements, maintained, contributed to, or pursuant to which the Company or any of the Subsidiaries has any liability (all the foregoing being herein called "Company Benefit Plans"). The Company has made available to Pentacon complete copies of
(i) each Company Benefit Plan and any subsequently adopted amendments thereto (or, in the case of unwritten Company Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required (with all summaries of material modifications provided after the most recent summary plan description was distributed), (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan and
(v) each favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code.

          (a) All Company Benefit Plans are and have been administered, in all material respects, in compliance with their terms and all applicable laws, including, without limitation, ERISA and the Code. There are no pending or, to the Stockholders' Knowledge, threatened investigations by any governmental entity, termination proceedings, or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan.

          (b) All contributions to, and payments from, the Company Benefit Plans required to be made in accordance with the Company Benefit Plans have been timely made.

          (c) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (d) (i) No "prohibited transaction" (under Section 4975 of the Code or
     Section 406 of ERISA) has occurred with respect to any Company Benefit Plan and (ii) there has been no breach of any fiduciary duty with respect to any Company Benefit Plan.

          (e) Neither the Company nor any of the Subsidiaries maintains or contributes to any Company Welfare Plan which could not be terminated by the Company or any of the Subsidiaries without material liability.

          Section 5.20  Brokerage Fees and  Commissions.  Except as set forth on
Schedule 5.20 of the Disclosure Schedule, the Company has not incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee, or commission in respect of the transactions contemplated by this Agreement for which Pentacon or the Company shall incur any liability.

          Section  5.21 No  Warranties  or  Insurance.  Except  as set  forth on
Schedule 5.21, the Company has no liability or potential liability to any person under any product or service warranty and the Company does not offer or sell insurance or consumer protection plans or other similar arrangements that could result in the Company being required to make any material payment to or perform any material service for any person thereunder.

          Section 5.22 Relations with Governments. None of the Company, any of the Stockholders, or any Affiliate of any of them has given or offered anything of value to any governmental official, political party or candidate for government office in violation of any applicable laws, rules or regulations, nor has it or any of them otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any applicable law of similar effect.

          Section 5.23 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 5.23 of the Disclosure Schedule or as otherwise specifically contemplated by this Agreement, there has not been:

               (i) any Company Material Adverse Effect with respect to the Company and its Subsidiaries;

               (ii) any damage, destruction or loss (whether or not covered by insurance), alone or in the aggregate, materially adversely affecting the properties or business of the Company or any Subsidiary;

               (iii) any change in the authorized capital of the Company or any Subsidiary or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

               (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company or any Subsidiary;

               (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company or any Subsidiary to any of its officers, directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

               (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company or any Subsidiary outside of the ordinary course of business to any person, including, without limitation, the Stockholders and their Affiliates;

               (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or any Subsidiary, including without limitation any indebtedness or obligation of any Stockholders or any affiliate thereof;

               (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or any Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (ix) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's or any Subsidiary's business;

               (x) any waiver of any material rights or claims of the Company or any Subsidiary;

               (xi) any amendment or termination of any material Contract of the Company or any Subsidiary;

               (xii) any transaction by the Company or any Subsidiary outside the ordinary course of its business;

               (xiii) any cancellation or termination of a material customer contract with a customer or client prior to the scheduled termination date;

               (xiv) (a) incurred or been contingently liable for any indebtedness for borrowed money other than Bank Debt incurred in the ordinary course of business or (b) prepaid any indebtedness for borrowed money other than Bank Debt; or

               (xv) any other distribution of property or assets by the Company or any Subsidiary other than in the ordinary course of business.

          Section 5.24 Year 2000. Except as disclosed in Schedule 5.24 hereto and to the knowledge of the Stockholders, the assets of the Company and its Subsidiaries, including but not limited to all computer software, hardware, firmware, business processes and business systems, process controls and equipment containing date-sensitive chips, processes or systems are now and will in the future be Year 2000 compliant so that they are able to correctly recognize, process, interface with, exchange or receive date-related data for the dates within and between the 20th and 21st centuries and all other centuries.

          Section 5.25 Disclosure. This Agreement, including the Annexes and Schedules hereto, furnished to Pentacon by the Company and the Stockholders in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          Each Stockholder severally, but not jointly, represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement as they relate to such Stockholder and that the representations and warranties set forth in this Article shall survive the execution hereof.

          Section 6.1 Authority; Ownership; Validity of Obligations. Such Stockholder has the full legal right, power and authority to enter into this Agreement. Such Stockholder owns beneficially and of record all of the shares of the Company Stock or ASI Stock identified on Schedules 5.2(a) or 5.2(b) as being owned by such Stockholder, and, such Company Stock or ASI Stock is owned free and clear of all Liens. This Agreement is a legal, valid, and binding obligation of each Stockholder, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principals of equity, and (iii) the power of a court to deny enforcement of remedies generally based on public policy.

          Section 6.2 Preemptive Rights. Such Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock, ASI Stock or Pentacon Stock that such Stockholder has or may have had. Nothing herein, however, shall limit or restrict the rights of any Stockholder to acquire Pentacon Stock pursuant to (i) this Agreement or (ii) any option hereafter granted by Pentacon.

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PENTACON

          Pentacon represents and warrants to each Stockholder as follows:

          Section 7.1 Organization and Qualification. Each of Pentacon and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and Pentacon has the requisite corporate power to carry on its business as it is now conducted. Pentacon is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such jurisdictions in which Pentacon's failure to be so qualified is not reasonably expected to have, individually or in the aggregate, a Pentacon Material Adverse Effect. Pentacon has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Pentacon and Acquisition Sub as currently in effect. From the date of its incorporation, Acquisition Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

          Section 7.2 Authorization. The execution, delivery and performance by Pentacon of this Agreement, and the consummation by Pentacon and Acquisition Sub of the transactions contemplated hereby, are within the corporate powers of Pentacon and Acquisition Sub and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Pentacon and Acquisition Sub and constitutes the valid and binding obligation of Pentacon and Acquisition Sub enforceable against Pentacon and Acquisition Sub in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application with respect to creditors, (b) general principles of equity, and (c) the power of a court to deny enforcement of remedies generally based upon public policy.

          Section 7.3 Consents and Approval; No Violation. Neither the execution and delivery of this Agreement by Pentacon and Acquisition Sub, nor the consummation by Pentacon and Acquisition Sub of the transactions contemplated by this Agreement, will: (a) contravene or conflict with the certificates of incorporation or by-laws of Pentacon or the Acquisition Sub; (b) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of certificates of merger in accordance with applicable law, (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and foreign or state securities or Blue Sky laws, (iii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement or (iv) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, does not have, individually or in the aggregate, a Pentacon Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; (c) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any agreement or other instrument binding upon Pentacon or any of its Subsidiaries, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which do not have, individually or in the aggregate, a Pentacon Material Adverse Effect or prevent or delay, the consummation of the transactions contemplated by this Agreement; or (d) assuming compliance with the matters referred to in Section 5.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Pentacon or any of its Subsidiaries or any of their assets, except for violations which do not have, individually or in the aggregate, a Pentacon Material Adverse Effect or prevent or delay, the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                       ADDITIONAL COVENANTS AND AGREEMENTS

          Section 8.1 Reasonable Best Efforts.

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

          (b) The Company, Stockholders and Pentacon shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain such actions, consents, approvals, or waivers.

          (c) The Stockholders will cooperate and use their reasonable best efforts to have the present officers, directors and employees of the Company and its Subsidiaries cooperate with Pentacon at and after the Effective Time in furnishing information, evidence, testimony and other assistance in each case without incurring additional expense therefor in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time.

          Section 8.2 Public Announcements. Without the prior consent of the other, which consent shall not be unreasonably withheld, none of Pentacon, the Company or any of its Subsidiaries or the Stockholders will issue, or permit any agent or Affiliate to issue, any press releases or otherwise make or permit any agent or Affiliate to make, any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

          Section 8.3 Expenses. Pentacon and the Stockholders will each pay their own fees, expenses and disbursements of their respective agents, representatives, accountants and counsel incurred in connection with the negotiation, execution, delivery and performance of this Agreement and any amendment thereto.

          Section 8.4 Repayment of Related Party Indebtedness. Concurrently with the Closing, the Stockholders shall repay to the Company or its Subsidiaries all amounts outstanding as advances to or receivables from the Stockholders. Such advances and receivables, and the amounts thereof, are listed on Schedule 8.4.

          Section 8.5 Conduct of Business by the Company Pending the Closing. Except as otherwise contemplated by this Agreement or disclosed in Schedule 8.5, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Pentacon shall otherwise agree in writing, the Company shall (and shall cause any Subsidiaries of the Company to):

          (a) conduct their respective business in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charter or by-laws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than Bank Debt incurred in the ordinary course of business, (ii) prepay any indebtedness for borrowed money other than Bank Debt, (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iv) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (v) sell, pledge, dispose of or encumber any material assets or businesses other than sales in the ordinary course of business or (vi) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the business relationships with customers and others having business relationships  with  them  and  not  engage  in  any  action,  directly  or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) subject to restrictions imposed by applicable law, confer on a regular and frequent basis with one or more representatives of Pentacon to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees; provided, however, that the

     Company and its Subsidiaries shall in no event enter into any written employment agreement;

          (h) not adopt, enter into or amend any bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

          (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

          (j) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority.

          Section 8.6 Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott-Rodino Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott-Rodino Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott-Rodino Act and
(ii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott-Rodino Act to be made. If filings under the Hart-Scott-Rodino Act are required, the filing fees shall be borne by Pentacon. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, if applicable (the "H-S-R Waiting Period").

          Section 8.7 Records. (a) On reasonable notice at any time and from time to time after the Closing Date, Pentacon and Acquisition Sub shall permit representatives of Stockholders reasonable access, during normal business hours, to all correspondence, contracts, agreements, orders and other books and records of the Company for purposes of inspection and/or copying at the Stockholder's expense. Pentacon and Acquisition Sub shall preserve all such materials for at least six (6) years after the Closing Date and prior to any disposition or destruction thereof shall provide Stockholders with reasonable notice and opportunity to take possession of same.

          (b) Without limiting the foregoing, Pentacon and Acquisition Sub agree that, for a period of six (6) years after the Closing Date, it shall cooperate with Stockholders in collecting and assembling information relating to the business of the Company prior to the Closing Date, which customarily has been provided or used in connection with the preparation of any and all tax returns, information returns or other reports required to be filed by the Company, to enable Stockholders or any affiliates of Stockholders to prepare and file any and all tax returns, information returns or other reports required to be filed by the Company for such pre-Closing Date periods and/or to respond to and conduct any and all tax audits or other tax determinations or proceedings.

          Section 8.8 West Coast North. Pentacon agrees that any Returns filed by the Company with respect to the gain resulting from the spin-off of West Coast North shall be consistent with the determination of the North Reduction Amount, to the full extent permitted by law.

                                   ARTICLE IX

                                 INDEMNIFICATION

          The Stockholders and Pentacon each make the following covenants:

          Section 9.1  Indemnification by the Stockholders.  Subject to Sections
9.3 and 9.6, following the Closing the Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect, and hold harmless Pentacon, the Company, and the Surviving Corporation, and their respective officers, directors, employees, stockholders, agents, representatives, and Affiliates (the "Pentacon Indemnitees") from and against all claims, losses, liabilities (joint or several), costs, and expenses (including specifically, but without limitation, reasonable fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation), directly or indirectly resulting from, relating to or arising out of:

          (a) any breach of or inaccuracy in any representation or warranty by the Stockholders set forth herein or in the Schedules or certificates delivered in connection herewith; and

          (b) any breach or non-performance, partial or total, by the Company or any of the Stockholders of any covenant or agreement of the Company (or any Affiliate or Subsidiary thereof) or the Stockholders (or any Affiliate or Subsidiary thereof) contained in this Agreement; and

          (c) THE BREACH OF OR INACCURACY IN ANY REPRESENTATION OR WARRANTY RELATING TO ENVIRONMENTAL MATTERS SET FORTH IN SECTION 5.17.

          Section 9.2 Indemnification Related to West Coast North. The Stockholders shall retain liability, and shall, jointly and severally, indemnify, defend, protect and hold harmless Pentacon , the Company from and against all claims, losses, liabilities, costs and expenses (including specifically, but without limitation, reasonable fees, disbursements and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation) directly or indirectly resulting from, relating to or arising out of :

               (i) the conduct of operations, business and activities, of West Coast North prior to the Effective Time including all contacts, agreements, obligations, commitments and liabilities of West Coast North of any kind and character relating in any way to the assets, employees, or business of West Coast North prior to the Effective Time;

               (ii) any claim or proceeding by the Internal Revenue Service or any other Governmental Authority against the Company, ASI or any of their respective Subsidiaries or Affiliates challenging the validity of any of the net operating losses generated by the operations and activities of West Coast North prior to the Effective Time; and

               (iii) taxes and other liabilities, costs and expenses relating to the spin-off or disposition of the West Coast North assets or capital stock to the West Coast Stockholders in excess of the North Reduction Amount.

          Section 9.3 Indemnification by Pentacon. Pentacon covenants and agrees that it will indemnify, defend, protect and hold harmless each Stockholder (the "Stockholder Indemnitees") at all times from and after the Closing Date from and against all claims, losses, liabilities (joint or several), costs, and expenses (including specifically, but without limitation, reasonable fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation), directly or indirectly resulting from, relating to or arising out of:

          (a) any breach of any representation or warranty of Pentacon set forth herein or in the Schedules or certificates delivered in connection herewith; and

          (b) any breach or non-performance, partial or total, by Pentacon of any covenant or agreement of Pentacon (or any Affiliate or Subsidiary thereof) contained in this Agreement.

          Section 9.4 Indemnification Proceedings. Promptly after a party indemnified pursuant to this Article IX ("Indemnitee") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Party") or the commencement of any action or proceeding by a third party, the Indemnitee shall promptly, and in any event within 20 days of the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement ("Indemnitee Claim"), as a condition precedent to the Indemnitee Claim, give written notice to the party or parties from whom indemnification is sought ("Indemnitor") of such claim by the third party, provided, however, no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party is prejudiced thereby. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. In the event of any Indemnitee Claim, Indemnitor, at its option, shall have the right to defend or settle, at its own expense and by its own counsel, any such matter so long as the Indemnitor pursues the same in good faith and diligently. If the Indemnitor undertakes to defend or settle, it shall promptly notify the

Indemnitee of its intention to do so, and the Indemnitee shall cooperate with the Indemnitor and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnitor with any books, records, or information reasonably requested by the Indemnitor that are in the Indemnitee's possession or control. Notwithstanding the foregoing, the Indemnitor shall have the right to participate in any matter through counsel of its own choosing at its own expense; provided that the Indemnitor's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnitor has notified the Indemnitee of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnitor diligently pursues such defense, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnitee in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnitor, in which event the Indemnitee shall be reimbursed by the Indemnitor for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnitor desires to accept a final and complete settlement of any such third party claim and the Indemnitee refuses to consent to such settlement, then the Indemnitor's liability under this Section with respect to such third party claim shall be limited to the amount so offered in settlement by said third party, and the Indemnitee shall reimburse the Indemnitor for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnitor does not undertake to defend such matter to which the Indemnitee is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnitee may undertake such defense through counsel of its choice, at the cost and expense of the Indemnitor, and the Indemnitee may settle such matter, without the consent of the Indemnitor, and the Indemnitor shall reimburse the Indemnitee for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnitee in connection therewith. Except as above provided, under no circumstances shall the Indemnitee settle any third party claim without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          Section 9.5 Provisions Relating to Indemnification. (a) Any Indemnitee pursuant to this Article IX shall not be entitled to any indemnification for any Indemnitee Claim arising from any misrepresentation or breach of warranty under this Agreement or agreement, certificate or instrument delivered pursuant hereto to the extent that the existence of such Indemnitee Claim, the breach of warranty or the falsity of the representation upon which such Indemnitee Claim would be based is specifically disclosed in the Disclosure Schedule attached hereto in a manner which would put a reasonable person on notice of the existence of and extent of such claim or liability without the need for extrapolation, conjecture or further inquiry.

          (b) In the event the Closing shall occur, the provisions of Article IX shall, absent fraud, constitute the sole and exclusive remedy and liability of each party hereto, the transactions contemplated hereby and the representations, warranties and covenants contained herein, and the parties hereto hereby waive any and all claims, causes of action and rights in connection with any of the foregoing under any applicable statute, law, rule or regulation, including, without limitation, under any Environmental Laws.

          (c) The effect of any misrepresentation, breach of warranty, covenant or agreement of, or any indemnifiable claim against, any Stockholder under or in respect of, this Agreement or any of the transactions contemplated hereby, or any document executed in connection herewith, and any damages resulting therefrom, shall be determined based solely on actual damages on a net after-tax basis (that is, with the amount thereof reduced to reflect the tax benefit resulting therefrom), and net of any amounts actually recovered by or on behalf of Pentacon and/or Acquisition Sub (and/or their respective successors and/or assigns), or the Company and/or the Subsidiaries following the Closing, in respect thereof or in connection therewith under any one or more policies of insurance maintained by it or any third party.

          (d) Anything to the contrary contained in this Agreement notwithstanding, no party hereto shall be liable to any other party for any indirect, special or consequential damages (including lost profits) sustained or incurred in connection with this Agreement or any of the transactions contemplated by this Agreement.

          (e) Each representation and warranty (and the related indemnities) of each of the parties hereto shall expire two (2) years after the Closing, except as expressly provided therein, and none of the parties hereto shall be entitled to assert claims against any other for any misrepresentation or breach of warranty under or pursuant to this Agreement unless the party asserting such claim shall notify such other party in writing of such claim, in reasonable detail and setting forth the specific facts and circumstances pertaining thereto, before the expiration of such two-year period, provided (i) that such two-year period shall with respect to Sections 5.17 and 5.18 be extended to the duration of the applicable statute of limitations (or if there is no applicable statute of limitation for five years) and (ii) the representations and warranties in Sections 5.2, 5.3, 6.1 and 6.2 shall survive indefinitely.

          (f) In the event any remediation is required in order to correct or cure a violation of any Environmental Law (a "Violation"), the liability of the Stockholders for such remediation costs shall be limited to the costs of remediation performed in accordance with the most cost effective methods and manner among potential approaches and which is acceptable to regulatory authorities and fully addresses and resolves the problem.

          Section 9.6 Limitation Upon Indemnity. The Stockholders, on the one hand, and Pentacon, on the other hand, shall be entitled to indemnification from the other under the provisions of this Article IX for all claims subject to indemnification by such party, but only after such time that the amount of such claims exceed, in the aggregate $250,000; provided, however, the foregoing limitation in this Section 9.6 shall not apply to indemnification with respect to any claims arising under or in connection with any misrepresentation under or breach of Sections 5.1, 5.2, 5.18, 6.1 or 6.2 or indemnification claims under
Section 9.2, and in such event Pentacon shall be entitled to indemnification for the full amount of any such claims.

          (b) In no event whatsoever shall the aggregate liability of the West Coast Stockholders under this Agreement (including all costs, expenses and attorneys' fees paid or incurred by the Company and/or the West Coast Stockholders in connection therewith or with respect to the curing of any and all misrepresentations or breaches under this Agreement) exceed the amount of the West Coast Consideration plus the sum of (1) the Redemption Amount and (2) the Stockholder Loan Amount.

          (c) In no event whatsoever shall the aggregate liability of the ASI Sellers under this Agreement (including all costs, expenses and attorneys' fees paid or incurred by the Company and/or the ASI Sellers in connection therewith or with respect to the curing of any and all misrepresentations or breaches under this Agreement) exceed the amount of the ASI Stock Purchase Consideration paid to the ASI Sellers as provided in Section 2.3 hereof.

          Section 9.7 Update to Schedules. In the event that the West Coast Stockholders or ASI Sellers provide written notice of an update to the Schedules prior to the Closing, then Pentacon and Acquisition Sub may (i) consent to such amendment and proceed with the Closing or (ii) terminate the Agreement. If Pentacon and Acquisition consent to such amendment whereby the Schedules are amended, then the representation or warranty in question shall not be deemed to have been breached as a consequence of such express additional disclosure and Pentacon and Acquisition Sub shall have no indemnification right with respect to matters as expressly disclosed in the notice.

          Section  9.8   INDEMNIFICATION   IF  NEGLIGENCE  OF  INDEMNITEE.   THE
INDEMNIFICATION PROVIDED IN THIS ARTICLE IX SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF THE INDEMNITEE IS ALLEGED OR PROVEN.

          Section 9.9 Reimbursement. In the event that the Indemnitor shall undertake, conduct, or control the defense or settlement of any alleged liability and it is later determined that such alleged liability was not one for which the Indemnitor is required to indemnify the Indemnitee under this Article IX, the Indemnitee shall reimburse the Indemnitor for all its costs and expenses with respect to such settlement or defense, including reasonable attorneys' fees and disbursements.

          Section 9.10 No Third Party Beneficiaries. The foregoing indemnification is given solely for the purpose of protecting the Pentacon Indemnitees and the Stockholder Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right, or cause of action upon, any other Person.

                                    ARTICLE X

                            NONCOMPETITION COVENANTS
          Section 10.1 Prohibited Activities. The Stockholders will not, for a period of one year following the Effective Time, directly or indirectly, for themselves or on behalf of or in conjunction with any or Person:

          (a) engage, in an operational or management capacity, as an employee, independent contractor, consultant, advisor or otherwise, in the day-to-day operations of any business a substantial portion of which is offering services or products in competition with the business conducted by the Subsidiaries prior to the Closing, within a 200 mile radius of where Pentacon or the Company or any subsidiaries of either conducts its business as of the Closing Date (the "Territory"); provided, however, that it is specifically agreed that the Stockholders shall not be precluded from (i) making debt investments in (ii) making equity investments of up to 49% equity ownership in (iii) obtaining and exercising rights as a security holder, or, (iv) serving as a director on any boards of directors of, such entity which conducts any business offering such competitive services or; provided that the Stockholders do not (individually or collectively) or directly or indirectly have affirmative control over the operations of the competitive business.

          (b) directly or indirectly, call upon any Person who is, at that time, within the Territory, an employee of Pentacon or any of its Subsidiaries for the purpose or with the intent of enticing such employees away from or out of the employ of Pentacon or any of its Subsidiaries; or

          (c) use any customer list or other information of Pentacon, to call upon any Person who is, at that time, or which has been, within one (1) year prior to that time, a customer of Pentacon or any of its Subsidiaries within the Territory for the purpose of soliciting or selling services or products in competition with within the Territory.

          Section 10.2 Equitable Relief. Because of the difficulty of measuring economic losses to Pentacon as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Pentacon for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by Pentacon by injunctions, restraining orders, and other equitable actions.

          Section 10.3 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Article X impose a reasonable restraint on the Stockholders in light of the activities and business of Pentacon on the date of the execution of this Agreement and the current plans of Pentacon.

          Section 10.4 Material and Independent Covenant. The Stockholders acknowledge that their agreements with the covenants set forth in this Article X are material conditions to Pentacon's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this Article X shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Pentacon or one of its Subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Pentacon of such covenants. It is specifically agreed that the one year period during which the agreements and covenants of each Stockholder made in this Article X shall survive shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Article X. The covenants contained in this Article X shall not be affected by any breach of any other provision hereof by any party hereto.

                                   ARTICLE XI

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

          Section 11.1 General. The Stockholders recognize and acknowledge that they had in past, currently have, and in the future may possibly have, access to certain confidential information of the Company or the Surviving Corporation, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special, and unique assets of the Company and will be valuable, special, and unique assets of the Surviving Corporation. The Stockholders agree that they will not disclose such confidential information to any Person for any purpose or reason whatsoever (except such information as the Stockholders may be required to disclose to any Governmental Authority or to authorized representatives of Pentacon). In the event of a breach or threatened breach by the Stockholders of the provisions of this Section, Pentacon shall be entitled to an injunction restraining the Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Pentacon from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          Section 11.2 Equitable Relief. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the Company, the Surviving Corporation, and/or no other adequate remedy, the parties hereto agree that the foregoing covenants of this Article XI may be enforced against them by injunctions, restraining orders, and other equitable actions.
          Section 11.3 Non-Public Information. The Stockholders hereby acknowledge that if they become aware of "material non-public information" (as defined under applicable securities laws) regarding Pentacon or its Subsidiaries, that they will be required, under applicable securities laws, to refrain from trading in Pentacon securities or disclosing any such information while such information is non-public. The Stockholders further agree to communicate such requirement to all personnel of the Company, the Surviving Corporation or others, having knowledge of such "material non-public information" regarding Pentacon.

          Section  11.4  Survival.  The  obligations  of the parties  under this
Article XI shall survive the termination of this Agreement.

                                   ARTICLE XII

                                   TERMINATION

          Section 12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, by the mutual written consent of the Company and Pentacon. In addition, Pentacon shall have the right to terminate this Agreement prior to the Closing Date, without liability hereunder, provided that neither Pentacon nor Acquisition Sub is in breach in any material respect of their respective representations, warranties, and/or constraints hereunder:

          (a) if the representations and warranties of the Company or the Stockholders shall fail to be true and correct in all material respects on and as of the date made and on the Closing Date except for changes permitted by this Agreement;

          (b) if the Merger and ASI Stock Purchase are not completed by September 30, 1998;

          (c) if the Merger or ASI Stock Purchase is enjoined by a final, unappealable court order not entered at the request or with the support of Pentacon or the Company and if Pentacon and the Company shall have used reasonable efforts to prevent the entry of such order; or

          (d) if the Company or the Stockhol ders (i) fail to perform in any material respect any of their covenants in this Agreement and (ii) do not cure such default in all material respects within 30 days of notice of such default by Pentacon.

          Section 12.2 Termination by Stockholders. Each Stockholder shall have the right to terminate this Agreement, prior to the Closing Date, without liability hereunder, provided that such Stockholder or Stockholders are not in breach in any material respect of their respective representations, warranties and/or covenants hereunder:

          (a) if the representations and warranties of Pentacon and/or Acquisition Sub shall fail to be true and correct in all material respects on and as of the date made and on the Closing Date, except for changes permitted by this Agreement; or

          (b) if the Merger or the ASI Stock Purchase are not complete by September 30, 1998; or

          (c) if the Merger or the ASI Stock Purchase is enjoined by final, unappealable court order not entered into at the request or with the support of the Stockholders and if the Stockholders have used reasonable effort to prevent the entry of such order; or

          (d) if Pentacon and/or Acquisition Sub (i) fail to perform in any material respect any of their respective covenants in this Agreement and
     (ii) do not cure such default in all material respects within 30 days of notice by any Stockholder of such default.

          Section 12.3 Effect of Termination. In the event of termination of this Agreement pursuant to the provisions of Article XII or Section 9.7, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, the Stockholders, Pentacon or Acquisition Sub, or their respective officers or directors (except as set forth in Section 8.3 and Article XI or as otherwise provided in this Agreement). Nothing in this Section
12.3 shall relieve any party from liability for any willful or intentional breach of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

          Section 13.2 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations, or warranties between the parties other than those set forth or referred to herein.

          Section 13.3 Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below.

          If to Pentacon or Acquisition Sub, to:

                           Pentacon, Inc.
                           9432 Old Katy Road, Suite 222
                           Houston, Texas 77055
                           Attention: General Counsel
                           Fax Number: (713) 463-5752
                  if to the Company or the West Coast Stockholders, to:

                           West Coast Aero Products Holding Corp.
                              c/o Carl Marks & Co., Inc.
                           135 E. 57th Street
                           New York, New York 10022
                           Attention: Howard Davidoff
                           Fax Number:  (212) 980-2630

                  if to the ASI Sellers, to:

                           Steve Riggs
                           7747 Opportunity Road
                           San Diego, California 92111
                           Fax Number: (619) 278-4768

                           Joel Jacks
                              c/o Carl Marks & Co., Inc.
                           135 E. 57th Street
                           New York, New York 10022
                           Fax Number: (212) 980-2630

          Section 13.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except Pentacon or Acquisition Sub may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Pentacon or Acquisition Sub of its obligations hereunder.

          Section 13.5 Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 13.6 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                  Section 13.7 Agreement for the Parties' Benefit. This Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person other than the parties hereto or such Persons described above is entitled to rely on any representation, warranty, or covenant contained herein.

                  Section 13.8 Severability. If any term or provision of this Agreement, including, without limitation, the provisions of Article X of this Agreement, is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

                  Section 13.9 Jurisdiction. Any legal action, suit, or proceeding in law or equity arising out of or relating to this Agreement and transactions contemplated by this Agreement may be instituted in any state or federal court in Harris County, Houston, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding. Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section
13.3. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Texas.

          Section 13.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 13.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

          Section 13.12 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          Section  13.13  Definitions  and  Usage.  For  the  purposes  of  this
Agreement:

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Action" shall mean any action, suit, arbitration, or proceeding, by or before any Governmental Authority.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "ASI Preferred Stockholders" means the holders of preferred stock of ASI.

          "Bank Debt" means all indebtedness of the Company and its Subsidiaries to any bank or other financial or banking institution as of April 30, 1998.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "Company Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, financial condition, assets, liabilities, results of operations or prospects of the Company and the Subsidiaries, taken as a whole (after taking into account insurance recoveries in respect thereof).

          "Company Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed by the Company or the Subsidiaries in respect of Taxes, and the term "Company Return" means any one of the foregoing Company Returns.

          "Governmental  Authority" shall mean (a) the United States of America,
(b) any state, county, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, water rights, taxing, or zoning authority, or other governmental subdivision within the United States of America in each case exercising competent jurisdiction with regard to the matter referred to herein.

          "Knowledge" when used in relation to any Person shall mean the actual knowledge of such Person or such Person's senior executive officers after reasonable inquiry and when used in relation to the Company or the Subsidiaries shall mean the actual knowledge of such entities' senior executive officers, directors, managers and employees with supervisory authorization, after reasonable inquiry.

          "Liens" shall mean all liens, mortgages, security interests, conditional sales agreement, pledges, claims, options, and other encumbrances of any kind, it being understood that a Lien does not include a default under an agreement which default would not itself constitute a Lien, but shall include a Lien arising in consequence of such default.

          "Officer" means in the case of Pentacon and the Company or any Company, any executive officer of Pentacon or the Company, as applicable, within the meaning of Rule 3b- 7 of the 1934 Act.

          "Pentacon Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of Pentacon and its subsidiaries, taken as a whole (after taking into account insurance recoveries in respect thereof).

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

          "Representative" shall mean Howard Davidoff as the authorized representative and agent acting for and behalf of the West Coast Stockholders, West Coast Preferred Stockholders, West Coast Warrantholders, ASI Sellers, and ASI Preferred Stockholders.

          "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

          "SEC" means the United States Securities and Exchange Commission.

          "Seller Notes" means those notes reflected on Schedule 13.13 attached hereto.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

          "West Coast North" means WCAD Acquisition Corp (formerly "West Coast Aero Devices Corporation, Inc.").

          "West Coast Preferred Stockholders" means the holders of preferred stock of the Company.

          "West Coast Warrantholders" means the holders of warrants to acquire capital stock of the Company.

          Terms otherwise used and defined in the Agreement are as follows:

           TERM                                        DEFINED IN

  "Acquisition Sub" .......................................preamble
  "Agreement"       .......................................preamble
  "ASI"    ................................................preamble
  "ASI Sellers"............................................preamble
  "ASI Stock"..............................................Recitals
  "ASI Stock Certificates".................................Section 2.3
  "ASI Stock Purchase Consideration".......................Section 2.2
  "Balance Sheet Date".....................................Section 5.7
  "CERCLA".................................................Section 5.17
  "Certificate of Merger"..................................Section 1.2
  "Closing"................................................Section 4.1
  "Closing Date"...........................................Section 4.1
  "Commitment".............................................Section 5.2(a)
  "Company"................................................preamble
  "Company Benefit Plans"..................................Section 5.19
  "Company Pension Plans...................................Section 5.19
  "Company Preferred Shares"...............................Section 5.2(a)
  "Company Preferred Stock"................................preamble
  "Company Shares".........................................Section 5.2(a)
  "Company Stock"..........................................Recitals
  "Company Welfare Plan"...................................Section 5.19
  "Delaware Law"...........................................Section 1.1
  "Disclosure Schedule"....................................Section 5.1
  "Effective Time".........................................Section 1.2
  "Environmental Laws".....................................Section 5.17
  "Expiration Date"........................................Section 4.1
  "Financial Statements"...................................Section 5.6
  "GAAP" ..................................................Section 5.6
  "Indemnitee" ............................................Section 9.4
  "Indemnitee Claim".......................................Section 9.4

   "Indemnitor".............................................Section 9.4
   "Licenses"...............................................Section 5.11
   "Merger".................................................Section 1.1
   "Pentacon"...............................................preamble
   "Pentacon Indemnitees"...................................Section 9.1
   "Plan of Merger".........................................Section 1.2
   "RCRA"...................................................Section 5.17
   "Redemption Amount"......................................Section 1.3
   "Stockholders"...........................................preamble
   "Stockholder Indemnitees"................................Section 9.3
   "Stockholder Loan Amount"................................Section 1.3
   "Subsidiaries"...........................................Section 5.1
   "Subsidiary Shares"......................................Section 5.2(b)
   "Subsidiary Stock"....................................... Section 5.2(b)
   "Surviving Corporation"..................................Section 1.1
   "Tax"    ................................................Section 5.18
   "Territory...............................................Section 10.1(a)
   "Third Party"............................................Section 9.4
   "West Coast Merger Consideration"........................Section 1.3
   "West Coast Stock Certificates"..........................Section 1.4
   "West Coast Stockholders"................................preamble

          A reference in this Agreement to any statute shall be to such statute as amended from time to time, and the rules and regulations promulgated thereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                 PENTACON:
                                 PENTACON, INC.


                                  By:
                                            -----------------------------
                                            Name:   Bruce M. Taten
                                            Title:     Senior Vice President


                                  ACQUISITION SUB:
                                  PENTACON AEROSPACE ACQUISITION, INC.


                                  By:
                                           ------------------------------
                                           Name: Bruce M. Taten
                                           Title: President


                                  THE COMPANY:
                                  WEST COAST AERO PRODUCTS
                                  HOLDING CORP.


                                  By:
                                          --------------------------------
                                          Name:
                                          Title:

                                WEST COAST STOCKHOLDERS:
                                CMNY CAPITAL L.P.


                                  By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                 CMNY CAPITAL II L.P.



                                 By:
                                          -------------------------
                                          Name:
                                          Title:



                                -----------------------------------
                                Howard Davidoff



                                -----------------------------------
                                Mark Claster



                                -----------------------------------
                                Andrew Boas



                                -----------------------------------
                                Mark Rosenberg, Voting Trustee



                                ASI SELLERS:



                                -----------------------------------
                                Joel Jacks



                                -----------------------------------
                                Steve Riggs

    Schedule 5.1 - Organization and Qualification of Company and Subsidiaries


                                 Jurisdiction of             Jurisdiction(s) of Foreign
 Entity                           Organization                      Qualification
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  Schedule 5.2(a) - Ownership of Company Shares

        Company Stock                                       Number of Shares                          Merger
       Certificate No.                Record Holder         of Company Stock                      Consideration


----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

                    Schedule 5.2(b) - Ownership of ASI Stock


          ASI Stock                                               Number of Shares                   Purchase
       Certificate No.                Record Holder                 of ASI Stock                  Consideration

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------


 Schedule 5.2(c) - Subsidiary Corporate History, Subsidiary Stock, Other
                   Securities and Non-Corporate Entity Participation

(i) The Company owns of record or controls, directly or indirectly, the following capital stock in the corporations named below, which are all of the Subsidiaries of the Company, which have done business under the names indicated and have the whose predecessors, if any, are those indicated; also listed below are the names under which the Company has done business and the names of its predecessors, if any:


                                                             Significant                            Issued and
                        Has Done                                Asset           Authorized          Outstanding
      Entity          Business As       Predecessor(s)      Acquisitions       Capital Stock       Capital Stock

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------


(ii) The Company owns, of record or beneficially, or controls, directly or indirectly, the following capital stock, securities convertible into or exchangeable for capital stock or other equity interests in the corporations, associations or business entities named below:



(iii) The Company is, directly or indirectly, a participant in the following joint ventures, partnerships and other noncorporate entities:

           Schedule 5.4 - Company Consents and Approvals; No Violation

Set forth below is a list of all regulatory approvals or routine governmental consents required for any of the transactions contemplated hereby to remain in full force and effect, as well as a list of all material contracts, commitments or similar agreements to which the Company or any of the Subsidiaries is a party and under which the consummation of any of the transactions contemplated hereby may result in a default (or give rise to any right of termination, cancellation or acceleration):

                     Schedule 5.5 - Affiliate Relationships

(i) Set forth below is a list of all property, assets or right, tangible or intangible, which is associated with any property, asset or right owned or operated by the Company or any of the Subsidiaries, which is also owned, directly or indirectly, in whole or in part, by any of the Stockholders or any director, officer, employee of or consultant to the Company or any of the Subsidiaries:




(ii) Set forth below is a list of any relationships which any of the Stockholders have, or any director, officer, employee, or agent of or consultant to the Company or any of the Subsidiaries has, with any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor, supplier or customer of the Company or any of the
         Subsidiaries:

                   Schedule 5.6 - Company Financial Statements

Attached hereto are the Company Audited Financial Statements and the Company Unaudited Financial Statements.

                 Schedule 5.7 - Company Undisclosed Liabilities

Attached hereto is an accurate list as of the Company Unaudited Balance Sheet Date of (i) all liabilities of the Company and the Subsidiaries which are reflected in the balance sheet contained in the Company Unaudited Financial Statements and (ii) all liabilities of any kind of the Company or the Subsidiaries which are not reflected in such balance sheet.

              Schedule 5.8 - Company Accounts and Notes Receivables

(i) Attached hereto is an accurate list as of the Company Unaudited Balance Sheet Date of the accounts and notes receivable of the Company and the Subsidiaries, including an aging of all accounts and notes receivable showing amounts due in 30-day aging categories.


(ii) Attached hereto is an accurate list of receivables from and advances to employees of the Company, employees of the Subsidiaries and the Stockholders.

                          Schedule 5.9 - Company Assets

(i) Attached hereto is an accurate list of all real and personal property included in "property and equipment" on the balance sheet of the Company as of the Company Unaudited Balance Sheet Date and all other tangible assets of the Company with a value in excess of [$5,000] (a) owned by the Company or the Subsidiaries as of the Company Unaudited Balance Sheet Date and (b) acquired since the Company Unaudited Balance Sheet Date, including in each case true, complete and correct copies of leases for significant equipment and for all real property leased by the Company or the Subsidiaries and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company and the Subsidiaries are situated.


(ii) Attached hereto is a list of those assets of the Company and the Subsidiaries which are currently owned, or were formerly owned, by the Stockholders or Affiliates of the Company or the Stockholders.


(iii) Attached hereto are true, complete and correct copies of all title reports and title insurance policies received or owned by the Company and the Subsidiaries.


(iv) Attached hereto is a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company and the Subsidiaries has devoted any significant effort or expenditure in the [two-year period] prior to the date hereof, which if pursued by the Company or the Subsidiaries would require additional expenditures of capital.


(v) The real and personal property of the Company and the Subsidiaries are subject to the following liens:

          Schedule 5.10 - Material Contracts, Commitments and Customers

(i) Set forth below is an accurate list as of the Company Unaudited Balance Sheet Date of (a) all material contracts, commitments and similar agreements to which the Company or any of the Subsidiaries is a party or by which they or any of their property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements) and (b) all customers representing 5% or more of the Company's and the Subsidiaries' revenues, taken as a whole, in any of the periods covered by the Company Audited Financial Statements or the Company Unaudited Financial Statements:



(ii) Set forth below is an accurate list of the Company's or the Subsidiaries' customers or suppliers have canceled or substantially reduced service or products during the period covered by the Company Unaudited Financial Statements or is currently attempting or threatening to cancel or substantially reduce its use of the Company's products or services:



(iii) The Company and the Subsidiaries have not complied with all material commitments and obligations or are in default under the following contracts and agreements listed in (i) above:



(iv) The Company or the Subsidiaries is or has been a party to the following contracts subject to price redetermination or renegotiation:

                   Schedule 5.11 - Company Operating Authority

Set forth below is an accurate list and summary description as of the Company Unaudited Balance Sheet Date of all Licenses, certificates, trademarks, trade names, patents, patent applications and copyrights related to the assets owned or held by the Company or the Subsidiaries, all of which are in full force and effect:

                Schedule 5.12 - Company Bank Account Information

Set forth below is an accurate list of the names and addresses of every bank and other financial institution in which Company or any of the Subsidiaries maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and persons having signature authority or legal access thereto:

                   Schedule 5.13 - Company Litigation; Orders

(i) Set forth below is an accurate list of all Actions pending or, to the Stockholders' Knowledge, threatened against the Company or any of the
         Subsidiaries:




(ii) Set forth below are all judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or any of the Subsidiaries:

                    Schedule 5.14 - Company Labor Agreements

Set forth below is an accurate list of all agreements with labor unions or associations representing employees of the Company or any of the Subsidiaries:

                        Schedule 5.16 - Company Insurance

Attached hereto is an accurate list of all insurance policies currently in effect issued in favor of the Company and the Subsidiaries which relate to their businesses:

                     Schedule 5.17 - Company Disposal Sites

Set forth below is an accurate list of all disposal sites which the Company and the Subsidiaries have utilized as of the Company Unaudited Balance Sheet Date:

                          Schedule 5.18 - Company Taxes

Attached hereto are copies of (i) all documents relating to tax examinations involving the Company or the Subsidiaries, (ii) extensions of statutory limitations and (iii) the federal, state and local Tax returns of the Company for the last three fiscal years. Set forth below is a description of all examinations in progress or claims against the Company or the Subsidiaries related to Taxes:

                 Schedule 5.19 - Company Employee Benefit Plans

(i) Set forth below and attached hereto is an accurate list and copies of all Company Benefit Plans:


(ii) Attached hereto are copies of all determination letters from the IRS qualifying the above-mentioned Company Benefit Plans under Section 401(A) of the Code.


(iii) Attached hereto are all reports and other documents which are required to be filed with any governmental agency or distributed to plan participants or beneficiaries.

             Schedule 5.20 - Company Brokerage Fees and Commissions

Set forth below is an accurate list of any obligations or agreements incurred or entered into by the Company relating to the payment of any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement:

                     Schedule 5.21 - Warranties or Insurance

Set forth below is a description of all warranty, insurance, consumer protection plans or similar arrangements provided by the Company or under which the Company could have liability:

                       Schedule 5.23 - Absence of Changes

Changes since the date of the balance sheet included in the Company Unaudited Financial Statements are:

           Schedule 8.4 - Repayment of Advances, Receivables and Loans

      Schedule 8.5 - Conduct of Business by the Company Pending the Closing

                          Schedule 13.13 - Seller Notes